UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

SUNOVIA ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

106 Cattlemen Rd. Sarasota, Florida 34232
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 941-751-6800

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite #206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02    Unregistered Sales of Equity Securities

On July 30, 2010, Sunovia Energy Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with an accredited investor (the “July 2010 Investor”) pursuant to which the Investor agreed to purchase an aggregate principal amount of $1,000,000 of 8% Secured Convertible Debentures for an aggregate purchase price of $1,000,000 (the “July 2010 Debentures”).  The financing closed on July 30, 2010.   The July 2010 Debentures bear interest at 8% and mature twelve months from the date of issuance. The July 2010 Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to the lesser of (a) $0.05 or (b) an amount equal to fifty percent (50%) of the lowest closing bid price of the common stock, $0.001 par value (the “Common Stock”) for the five (5) trading days immediately preceding the conversion date; provided, however, in no event shall the conversion price be less than $0.01 per share (“Initial Conversion Price”).

The conversion price of the July 2010 Debentures is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The July 2010 Investor has contractually agreed to restrict its ability to convert the July 2010 Debentures such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The full principal amount of the July 2010 Debentures is due upon a default under the terms of the July 2010 Debentures. The July 2010 Debentures rank senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company. The Company’s obligations under the July 2010 Debentures are guaranteed by the Company’s wholly-owned subsidiaries.

At any time prior to the maturity of the July 2010 Debentures, the Company may, upon written notice, redeem the July 2010 Debentures in cash at 120% of the then outstanding principal amount of the Debentures, plus accrued interest thereon, provided the closing bid price of the of the Company’s Common Stock, as reported by Bloomberg, LP, is less than $0.05 at the time of the redemption.

As of the date hereof, the Company is obligated on $1,000,000 face amount of July 2010 Debentures issued to the July 2010 Investor. The July 2010 Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The securities were offered and sold to the July 2010 Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. The July 2010 Investor is an accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Securities Purchase Agreement, dated July 30, 2010, by and between Sunovia Energy Technologies, Inc. and the purchasers signatory thereto
4.2	Form of Debenture, dated July 30, 2010
4.3	Security Agreement, dated July 30, 2010, by and between Sunovia Energy Technologies, Inc. and the secured parties signatory thereto
4.4	Subsidiary Guarantee, dated July 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOVIA ENERGY TECHNOLOGIES, INC.

Date: August 2, 2010	By:	/s/ Mathew Veal
Mathew Veal
Chief Financial Officer